Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement on Form S-8 (No. 333-261206) pertaining to the Amended and Restated 2011 Equity Incentive Plan, the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan of Braze, Inc.,

•Registration Statement on Form S-8 (No. 333-261727) pertaining to the reoffers and resales of securities by current and former employees, consultants, directors and executive officers of Braze, Inc.,

•Registration Statement on Form S-8 (No. 333-261848) pertaining to the reoffers and resales of securities by current and former employees, consultants, directors and executive officers of Braze, Inc.,

•Registration Statement on Form S-8 (No. 333-264017) pertaining to the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan of Braze, Inc.,

•Registration Statement on Form S-8 (No. 333-271069) pertaining to the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan of Braze, Inc., and

•Registration Statement on Form S-3 (No. 333-272568) pertaining to the resale of securities by specified selling stockholders of Braze, Inc., and

•Registration Statement on Form S-8 (No. 333-278424) pertaining to the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan of Braze, Inc.

of our reports dated March 31, 2025, with respect to the consolidated financial statements of Braze, Inc., and the effectiveness of internal control over financial reporting of Braze, Inc., included in this Annual Report (Form 10-K) of Braze, Inc. for the year ended January 31, 2025.

/s/ Ernst & Young LLP

New York, New York
March 31, 2025